THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER EITHER
         THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   [FORM OF]
                                 PROMISSORY NOTE

$ __________                   Houston, Texas                  _______  __, 200_


FOR VALUE RECEIVED, on the dates and in the amount so herein stipulated, the undersigned, Excalibur INDUSTRIES, INC., a Delaware corporation, with its principal place of business located at 16825 Northchase Drive Suite 630 Houston, TX 77060 (hereinafter called "Maker"), promises to pay to the order of A. Earl Swift ("Payee"), at 16825 Northchase Drive, Suite 400, Houston, TX 77060, or at such other place and to such other party or parties as the Payee may from time to time designate in writing, the principal sum of __________________ AND NO/100 ($__________) in coin or currency of the United States of America together with interest thereon from and after the date hereof until maturity at the rate of ____% per annum, payable as it accrues, on the then unpaid principal amount hereof, but in no event shall the interest exceed the maximum amount of nonusurious interest allowed from time to time by applicable law ("Highest Lawful Rate").

         The entire unpaid principal balance of this Note, together with all accrued, but unpaid interest thereon shall be due and payable on ____________ __, 200__ (the "Maturity Date"); provided, however, that the Maturity Date of this Note shall be automatically extended for successive one-month periods, and the Maturity Date shall automatically become the last day of the month following the Maturity Date then in effect, unless Payee gives written notice demanding repayment of the unpaid principal balance of this Note, together with all accrued, but unpaid interest thereon, no less than ten (10) days before the Maturity Date then in effect.

         All past due principal, and to the extent permitted by applicable law, past due but unpaid interest, shall bear interest at the rate of twelve percent (12%) per annum. Interest shall be calculated based upon a three hundred sixty five (365) day year. If this Note is not paid at maturity and is placed in the hands of any attorney for collection, or suit is filed hereon, or proceedings are made in probate, bankruptcy, receivership, arrangement or otherwise for collection hereof, Maker agrees to pay all expenses and costs incurred by Payee in connection with such collection, suit or proceedings, including without limitation, attorneys' fees in any amount not less than ten percent (10%) of the then unpaid principal of and accrued interest on this Note.

         Maker reserves the right to prepay all or any portion of the remaining principal balance due at any time, and from time to time, without penalty or fee. However, any such prepayment hereunder shall be applied first to accrued unpaid interest, if any, owing on this Note and the balance to principal.

         The undersigned, as well as any persons or entities which become liable for the payment of this Note, hereby expressly (a) waives (i) demand or presentment for payment of this Note, (ii) protest, bringing of suit or diligence in collection and/or (iii) any defense on account of the extension of time of payments; (b) consents to any substitutions, exchange or release of any security herefor or the release of any party primarily or secondarily liable hereon; and (c) agrees that (i) the acceptance of late payment(s) hereunder by the owner and holder hereof, (ii) waiver of any event(s) of default hereunder and/or any instrument securing or guaranteeing the payment hereof or (iii) other forgiveness of any other defaults by the undersigned, shall not constitute a waiver by the owner and holder hereof of any subsequent defaults, late payments or other violations of the Maker's obligations hereunder and/or in the terms of any instrument securing or guaranteeing the payment hereof.

         All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest paid or agreed to be paid to the owner and holder hereof exceed the maximum amount permitted under applicable law. If, under any circumstance whatsoever, interest would otherwise be payable to the holder hereof at a rate in excess of the Highest Lawful Rate, then the interest payable to the owner and holder hereof shall be reduced to the maximum amount permitted under applicable law, and if under any circumstance whatsoever the owner and holder hereof shall ever receive anything of value deemed interest by applicable law which would exceed interest at the Highest Lawful Rate, then an amount equal to any excessive interest shall be applied to the reduction of the principal amount hereunder and not to the payment of interest or if such excess interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to the owner and holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of this Note (including the period of any renewal or extension hereof) so that the rate of interest hereon is uniform throughout the term hereof. This paragraph shall control all agreements between the undersigned and the owner and holder hereof.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN TEXAS.

         Any check, draft, money order or other instruments given in payment of all or any portion of this Note may be accepted by the owner and holder hereof and handled for collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the owner and holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the owner and holder and applied to this Note in the manner hereinabove provided.

         IN WITNESS WHEREOF, Maker has executed or caused this Note to be executed to be effective as of ___________ __, 200_.


                                   EXCALIBUR INDUSTRIES, INC.


                                   By:      /s/ Matthew C. Flemming
                                      ------------------------------------------
                                            Matthew C. Flemming,
                                            Executive Vice President